Exhibit 21

                       LEARNCOM, INC. CORPORATE STRUCTURE


                              --------------------
                             |   LearnCom, Inc.   |
                             |(Nevada corporation)|
              ------------------------------------------------------
             |                          |                           |
             |                          |                           |
  ----------------------   ---------------------------   ----------------------
 |    LearnCom, Inc.    | |VideoLearning Systems, Inc.| |  TS Acquisition Co.  |
 |(Illinois corporation)| |(Pennsylvania corporation) | |(Illinois corporation)|
  ----------------------   ---------------------------   ----------------------
             |
             |
 -------------------------
| BNA Communications, Inc.|
|  (Delaware corporation) |
 -------------------------


                              LEARNCOM SUBSIDIARIES

- LearnCom, Inc., an Illinois corporation ("LC-Illinois"), is a wholly-owned subsidiary.

     BNA Communication, Inc., a Delaware corporation ("BNAC"), is a wholly-owned subsidiary of LC-Illinois. BNAC does business in Maryland under the names LearnCom HR and Safe Expectations International.

- Video Learning Systems, Inc., a Pennsylvania corporation, is a wholly-owned subsidiary.

- TS Acquisition Co., an Illinois corporation, is a wholly-owned subsidiary.